UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024
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MSC INDUSTRIAL DIRECT CO., INC.
(Exact name of registrant as specified in its charter)
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New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Broadhollow Road, Suite 1000, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	MSM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 24, 2024, MSC Industrial Direct Co., Inc. (the “Company”) announced the promotion of Martina McIsaac to President and Chief Operating Officer of the Company, effective September 23, 2024. Ms. McIsaac assumes the role of President from Erik Gershwind, who has voluntarily resigned as President, effective September 23, 2024. Mr. Gershwind will continue in his role as Chief Executive Officer. Ms. McIsaac will hold her office until the election and qualification of a successor or until her earlier death, resignation or removal.

Ms. McIsaac, age 54, has served as Executive Vice President and Chief Operating Officer of the Company since October 2022 and has been responsible for the day-to-day operations of the Company. Before joining the Company, Ms. McIsaac served a nine-year tenure with Hilti Corporation, a multinational company that develops, manufactures and markets hardware, software and services for the construction, building maintenance, energy and manufacturing industries. Prior to joining Hilti, McIsaac held a series of progressively responsible leadership roles with Avery Dennison, a Fortune 500 global materials science and manufacturing company.

In connection with Ms. McIsaac’s promotion, Ms. McIsaac’s annual base salary was increased to $630,000, and her target compensation under the Company’s existing annual performance bonus and long-term incentive compensation programs was increased such that Ms. McIsaac will be eligible to earn an annual incentive bonus with a target amount equal to 80% of her annual base salary and to receive an annual equity award (comprised of performance share units and restricted stock units) with a grant date fair value of $900,000.

There are no arrangements or understandings between Ms. McIsaac and any other persons pursuant to which she was selected as an officer. Ms. McIsaac has no family relationships with any of the Company’s directors or executive officers. There are no transactions involving the Company and Ms. McIsaac that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

On September 24, 2024, the Company issued a press release announcing the promotion of Ms. McIsaac to President and Chief Operating Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release, dated September 24, 2024, issued by MSC Industrial Direct Co., Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date:	September 24, 2024	By:	/s/ KRISTEN ACTIS-GRANDE
		Name:	Kristen Actis-Grande
		Title:	Executive Vice President and Chief Financial Officer
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